UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Preformed Line Products Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
CORPORATE GOVERNANCE
COMPENSATION POLCIES AND RISK
DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

Preformed Line Products Company
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To our shareholders:
The 2011 annual meeting of shareholders of Preformed Line Products Company will be held at the offices of the Company, 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 25, 2011, at 9:00 a.m., local time, for the following purposes:
1.	To elect three directors, each for a term expiring in 2013;

2.	To approve an amended and restated Long Term Incentive Plan of 2008;

3.	To hold an advisory vote on the compensation of the Company’s Named Executive Officers;

4.	To hold an advisory vote on the frequency of a shareholder vote on compensation of the Company’s Named Executive Officers;

5.	To ratify the appointment of Ernst & Young LLP;

6.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

7.	Any other matters that properly come before the meeting.
Only shareholders of record at the close of business on March 9, 2011, are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Preformed Line Products Company is 660 Beta Drive, Mayfield Village, Ohio 44143.
By order of the Board of Directors,

Caroline S. Vaccariello,
Secretary
Dated: March 21, 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, APRIL 25, 2011: The proxy statement and the Company’s 2010 Annual Report to Shareholders are also available at: http://materials.proxyvote.com/740444.
YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

Preformed Line Products Company
PROXY STATEMENT
Our Board of Directors is sending you this proxy statement to ask for your vote as a Preformed Line Products Company shareholder on the matters to be voted on at the annual meeting of shareholders. The annual meeting of shareholders will be held at 660 Beta Drive, Mayfield Village, Ohio, 44143, on Monday, April 25, 2011, at 9:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy to you on or about March 19, 2010.
Annual Report. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2010, is enclosed with this proxy statement.
Solicitation of Proxies. Our Board of Directors is making this solicitation of proxies and we will pay the cost of the solicitation. In addition to solicitation of proxies by mail, our employees may solicit proxies by telephone, facsimile or electronic mail.
Proxies; Revocation of Proxies. The shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to (a) elect the director nominees set forth under “Election of Directors”, (b) approve the amended and restated Long Term Incentive Plan of 2008, (c) approve the compensation paid to the Company’s Named Executive Officers, (d) approve “every three years” regarding the frequency of a shareholder vote on compensation of the Company’s Named Executive Officers; and (e) ratify the appointment of Ernst & Young LLP. Your presence at the annual meeting of shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders by April 25, 2011, or in the open meeting.
Voting Eligibility. Only shareholders of record at the close of business on the record date, March 9, 2011, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 5,504,116 common shares, $2 par value, each of which is entitled to one vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
The following table shows the amount of the Company’s Common Shares beneficially owned as of March 9, 2011 by (a) the Company’s directors, (b) each other person known by the Company to own beneficially more than 5% of the outstanding Common Shares, (c) the Company’s named executive officers, and (d) the Company’s executive officers and directors as a group.

	Number of
	Shares Beneficially		Percent
Name of Beneficial Owner	Owned		of Class
Barbara P. Ruhlman (1)	820,035	(2)	14.9%
Robert G. Ruhlman (1)	1,827,722	(3)	33.2%
Randall M. Ruhlman (1)	1,624,343	(4)	29.5%
Royce & Associates, LLC (5)	666,424		12.1%
KeyCorp (6)	404,352		7.3%
Eric R. Graef	26,321	(7)	*
William H. Haag III	27,505	(7)	*
Dennis F. McKenna	25,060	(7)	*
David C. Sunkle	21,611	(7)	*
Glenn E. Corlett	1,000		*
Richard R. Gascoigne	1,800		*
Michael E. Gibbons	225		*
R. Steven Kestner	1,825		*

All executive officers and directors as a group (13 persons)	2,962,070		53.8%

*	Represents less than 1%.

(1)	The mailing address for each of Barbara P. Ruhlman, Robert G. Ruhlman and Randall M. Ruhlman is 660 Beta Drive, Mayfield Village, Ohio 44143.

(2)	Includes 63,335 shares held by The Thomas F. Peterson Foundation, of which Barbara P. Ruhlman is President and a Trustee.

(3)
Includes 108,008 shares held by the Preformed Line Products Company Profit Sharing Trust, 93,312 shares held in trust for the benefit of Robert G. Ruhlman and his children (these 93,312 shares are also shown as being beneficially owned by Randall M. Ruhlman) and 300 shares owned by his wife or held by her as custodian. Also includes 400,452 shares held in the Ethel B. Peterson Trust of which Robert G. Ruhlman acts as co-Trust Advisor and has voting control (these 400,452 shares are also shown as being beneficially owned by Randall M. Ruhlman who also acts as co-Trust Advisor and has voting control); and 964,313 shares in the Irrevocable Trust between Barbara P. Ruhlman and Bernard L. Karr of which Bernard L. Karr is the trustee and for which Robert G. Ruhlman acts as co-Trust-Advisor and has voting control (these 964,313 shares are also shown as being beneficially owned by Randall M. Ruhlman). Also includes 80,937 restricted shares that may be forfeited if certain service and performance vesting requirements are not achieved. Also includes 23,305 of deferred common shares held in the rabbi trust for future distribution under the Company’s Deferred Compensation Plan.

(4)
Includes 93,312 shares held in trust for the benefit of Randall M. Ruhlman and his children (these 93,312 shares are also shown as being beneficially owned by Robert G. Ruhlman). Also includes 400,452 shares held in the Ethel B. Peterson Trust of which Randall M. Ruhlman acts as co-Trust Advisor and has voting control (these 400,452 shares are also shown as being beneficially owned by Robert G. Ruhlman who also acts as co-Trust Advisor and has voting control); and 964,313 shares in the Irrevocable Trust between Barbara P. Ruhlman and Bernard L. Karr of which Bernard L. Karr is the trustee and for which Randall M. Ruhlman acts as co-Trust-Advisor and has voting control (these 964,313 shares are also shown as being beneficially owned by Robert G. Ruhlman).

(5)
Information obtained from a Schedule 13G filed by Royce & Associates, LLC on March 2, 2011. The mailing address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151. Percent of class is calculated based on the shares report in the Schedule 13G and the number of shares outstanding as of March 9, 2011.

(6)
Information obtained from a Schedule 13G/A filed by KeyCorp on February 9, 2011. The mailing address for KeyCorp is 127 Public Square, Cleveland, Ohio 44114. Percent of class is calculated based on the shares report in the Schedule 13G/A and the number of shares outstanding as of March 9, 2011.

(7)
Includes the following number of shares that may be acquired pursuant to currently exercisable stock options for Dennis F. McKenna, 5,000; and David C. Sunkle, 5,000. Includes the following number of restricted shares that may be forfeited if certain service and performance vesting requirements; Eric R. Graef, 18,134; William H. Haag III, 15,250; Dennis F. McKenna, 15,074; and David C. Sunkle, 11,868.

CORPORATE GOVERNANCE
Code of Conduct
The Company believes that high ethical standards are conducive to long-term performance, and as such, all Board members (as well as all employees) are subject to the Company’s Code of Conduct, which is available on the Company’s website www.preformed.com in its “About Us” section.
Board Leadership
The Company’s leadership begins with the Board, where the Company has one individual, Robert G. Ruhlman, who serves as both Principal Executive Officer (President and Chief Executive Officer) and Chairman of the Board. Mr. Ruhlman’s dual responsibility is appropriate given the Company’s size and history. Since its beginning, PLP has had one person serve as both Principal Executive Officer and Chairman of the Board. Mr. Ruhlman has led the Company for the past six years as both CEO and Chairman. As such, he has thorough, specialized knowledge regarding the strategic challenges and opportunities facing the Company. Mr. Ruhlman is supported by independent directors who play pivotal roles. The Board has no policy that requires the separation or combination of the CEO and Chairman roles, and may reconsider the leadership structure from time to time. Additionally, the Board does not have a lead independent director. Finally, the Board believes that the Board’s role in risk oversight does not affect this leadership structure.
Board’s Role in Risk Oversight
The Company believes taking measured and informed risks is an important element of its strategy. The Board maintains an active role in the Company’s risk oversight. Given the current economic climate, the Board has become increasingly active in identifying and mitigating broader systematic risks. All material transactions and decisions are presented to the Board, and the Board engages in active discussions, challenging management while using their experiences to improve the Company. Additionally, the Board has a depth of risk management experience, including one Board member with over 30 years of experience as an insurance broker. The Board members frequently have discussions with members of management outside of the meetings, and have the authority to call on experts where appropriate. Additionally, in accordance with the Audit Committee Charter, the Audit Committee reviews and discusses with management and the Company’s independent auditor, the Company’s (i) significant exposures (whether financial, operating or otherwise), and (ii) the Company’s risk assessment and risk management policies.
Board Composition
In accordance with our Code of Regulations, the number of directors has been fixed at eight and there is currently one vacancy. The Company has classified its Board of Directors into two classes composed of four members each, both classes serving staggered two year terms. Below is an overview of each current Board member, of whom, Mr. Gascoigne, Mrs. Barbara Ruhlman, and Mr. Robert Ruhlman are nominees for election as directors at the annual meeting of shareholders, along with a description of the particular experiences, qualifications, attributes and skills of the directors that led to the conclusion that each should serve as a director.
Glenn E. Corlett — Mr. Corlett’s business experience commenced over 40 years ago when he joined Price Waterhouse where he served as a partner until 1990. Since that time, Mr. Corlett has served as the Chief Financial Officer and later the Chief Operating Officer for N.W. Ayer, a major international advertising agency before he became a Professor of Accounting at Ohio University, and the Dean and Philip J. Gardner Leadership Professor at the College of Business at Ohio University from July 1997 through June 2007. Mr. Corlett’s tenure at Ohio University’s Business School has given him the necessary credentials to be a viable member of the Board, not only from an accounting aspect, but also in general business management. Mr. Corlett has lectured and written on accounting, auditing and executive compensation. Mr. Corlett’s zest for understanding the Company’s financials; while providing sound business advice keeps him in a close working relationship with senior management, and makes him an appropriate Chairman of the Compensation Committee. In fact, his oversight experience is critical to his role in reviewing the Company’s compensation policy and ensuring that management is compensated in a manner consistent with the compensation policy and in accordance with the relevant laws. Finally, his inquisitive mind ensures that he is kept apprised of recent developments which may affect the Company.

Richard R. Gascoigne — Mr. Gascoigne brings more than 30 years experience in the insurance industry, and is well suited to be a board member, given this expertise in risk management and compliance. He was Managing Director at Marsh Inc., subsidiary of Marsh & McLennan Co. from 1995 until his retirement in 2008. He had held numerous positions during his career at Marsh, including two years as regional compliance officer. He has extensive experience in commercial property and casualty underwriting, specifically focusing on middle market companies. In addition, he has provided risk management consulting to clients during product development, acquisitions, and market introductions. The Company values his strong risk management and compliance experience. He is skilled at monitoring the Company’s implementation of its policies while ensuring that the Company adheres to its own guidelines. His thoughtfulness in decision-making coupled with his willingness to thoroughly discuss issues make him a fitting member of the Board, as well as the Compensation and Audit Committees.
Michael E. Gibbons — Mr. Gibbons began his career with McDonald & Company, where he quickly rose to the level of general partner and then senior vice present. From there, he became president and CEO of a leading regional securities and investment banking firm in Houston, Texas. Soon after that, he founded Brown Gibbons Lang & Company, where he provides an active senior role to client engagements and business development opportunities. His financial literacy is admirable, particularly his experience with respect to trends in the debt and equity markets. He knows how to provide workable solutions to the Company. He is well suited to provide counsel on the integrity of the financial statements and the performance of our independent registered public accounting firm. This business acumen and experience ensures that he is well suited not only as a member of the board, but also as the Chairman of the Audit Committee.
R. Steven Kestner — Mr. Kestner has been practicing corporate law with the national law firm of Baker & Hostetler LLP since 1979. Mr. Kestner has served as the Executive Partner of Baker & Hostetler since 2004 and is a member of the firm’s Policy Committee, which functions as the board of directors for the law firm. As Executive Partner, Mr. Kestner is the chief executive officer of the firm and his responsibilities include managing the firm’s operations, finance and strategic growth. In addition, prior to becoming Executive Partner of the firm he served in several management positions, including Policy Committee member and Chair of the firm’s National Business Practice Group, while developing an active legal practice focusing primarily on transactions, financings and securities law matters. Mr. Kestner advises and represents clients in the areas of domestic and foreign mergers and acquisitions, and he regularly works with public and private companies. He works closely with NYSE and NASDAQ companies. Mr. Kestner’s securities law work has included registration statements under the Securities Act of 1933 with respect to both debt and equity financings and annual and periodic reports and proxy statements under the Securities Exchange Act of 1934. He is valued for his thoughtful analysis and ability to provide the Board with various perspectives based on his depth of experience with similar companies.
Barbara R. Ruhlman — Mrs. Ruhlman is the current longest-serving board member, having become a member of the Board in 1988. As the daughter of the founder and the mother of Robert G. Ruhlman and Randall M. Ruhlman, she has seen the Company grow from its founding, to a local manufacturing firm to the multi-national company it is today. She has served as President of the Thomas F. Peterson Foundation since 1988, and has been active in her philanthropy for over 50 years. She serves as a member of the Development Committee of the University Hospitals Board of Directors, and in addition, she serves as Chair of the MacDonald Women’s Health Leadership Council. She has been on the Board of the Arthritis Foundation Northeastern Ohio Chapter for 20 years, and also serves on the Hunger Network Board. Finally, she has been a member of the Board at Laurel School for over 10 years. Mrs. Ruhlman brings her vast experience based not only on long-standing tenure with the Company, but also with her extensive exposure to other entities via her volunteer work. She has the skills and capacity to provide strategic insight and direction by encouraging innovations and evaluating strategic decisions.

Randall M. Ruhlman — Mr. Ruhlman has managed his own company for over twenty years. As such, he has experience in corporate management, and an understanding of management trends in general. He presents a mature confidence, respect for others, and an openness to other opinions.
Robert G. Ruhlman — Mr. Ruhlman started with the Company over 35 years ago as an Associate Engineer. Over his years of service with the Company, he has held various positions including Manufacturing Administrator (1985), New Venture Coordinator (1987), Vice President of Corporate Planning (1988), President (1995), Chief Operating Officer (1995) and, most recently, Chief Executive Officer (2000). These positions have given Mr. Ruhlman exposure to almost every aspect of the Company, from Manufacturing to Marketing. He has had ample experience and intimate knowledge of not only the Company itself, but also working with customers. He has also been lauded for his clear thinking and ability to distill vast information into the critical components. He has a record of making sound business decisions as well as evidence that the duties as a director will be discharged in good faith and in a manner that is in the best interests of the Company. Finally, his leadership fosters a Board culture of open discussion to support sound decision-making.
Election of Directors
Three of the Company’s directors, Barbara P. Ruhlman, Robert G. Ruhlman, and Richard R. Gascoigne, are serving a term that expires at this year’s annual meeting of shareholders and have been nominated for re-election at the meeting to a term which expires in 2013. There is one vacancy within this class. Four directors, Glenn E. Corlett, Michael E. Gibbons, R. Steven Kestner and Randall M. Ruhlman, are currently serving terms that expire in 2012. The Board of Directors, upon the recommendation of a majority of the Company’s independent directors, proposes that the nominees described below be elected to the Board of Directors. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for the three nominees hereinafter named.
The director nominees are identified in the following table. If for any reason any of the nominees are not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.
The Board recommends that you vote “FOR” the following nominees.
Nominees for Election at the Annual Meeting

			Expiration
		Period	of Term
	Principal Occupation	of Service	for Which
Name and Age	and Business Experience	as a Director	Proposed

Barbara P. Ruhlman, 78	President of the Thomas F. Peterson Foundation since 1988.	1988 to date	2013

Robert G. Ruhlman, 54	Mr. Ruhlman was elected Chairman of the Company in July 2004. Mr. Ruhlman has served as Chief Executive Officer since July 2000, and as President since 1995. He is on the Board of Proxisafe.	1992 to date	2013

Richard R. Gascoigne, 61	Mr. Gascoigne was Managing Director at Marsh Inc., a subsidiary of Marsh & McLennan Co. that provides insurance services, from 1995 until his retirement in 2008. Prior to that, he had held numerous positions during his twenty-eight year career at Marsh. Mr. Gascoigne is the Trustee and Fund Development chair for the Ronald McDonald House of Cleveland and a Disbursement Committee Member for Bluecoats, Inc.	2009 to date	2013

Current directors whose terms will not expire at the annual meeting of shareholders:

		Period
	Principal Occupation	of Service	Term
Name and Age	and Business Experience	as a Director	Expiration

Glenn E. Corlett, 67	Mr. Corlett is currently a consultant and professor of Accounting at Ohio University. From July 1997 through June 2007, Mr. Corlett was the Dean and the Philip J. Gardner Leadership Professor at The College of Business at Ohio University. Mr. Corlett currently serves as a director and Chairman of the audit committee for Rocky Brands, Inc. Mr. Corlett also serves as a director of the following companies: Inn-Ohio, Inc., Copernicus, Therapeutics, Inc., Grange Insurance Companies and Palmer-Donavin Manufacturing Corporation.	2004 to date	2012

Michael E. Gibbons, 58
Mr. Gibbons is the founder and Managing Director of Brown Gibbons Lang & Company, an investment bank. Mr. Gibbons serves as Chairman and is a member of the executive committee for Global M&A, Dusseldorf, Germany; on the board of directors, audit committee and chairman of the finance and planning committee for Associated Estates Realty Corporation (AEC), Richmond Hts., Ohio; on the board of trustees and executive committee for Greater Cleveland Sports Commission, Cleveland, Ohio; on the board of trustees for Ohio Israeli Chamber of Commerce, Cleveland, Ohio; and on the visiting committee for Case Western Reserve University Weatherhead School of Management, Cleveland, Ohio.
		2008 to date	2012

R. Steven Kestner, 56	Since September 1979, Mr. Kestner has been an attorney with the law firm Baker & Hostetler LLP, and has been Executive Partner of that firm since January 2004. Mr. Kestner serves on the Board of Trustees for The Cleveland Museum of Art and the Board of Directors for the Greater Cleveland Partnership.	2008 to date	2012

Randall M. Ruhlman, 52	President of Ruhlman Motorsports, a racecar company, since 1987.	1998 to date	2012
The Board has determined that Messrs. Corlett, Gibbons, Kestner and Gascoigne are independent under the NASDAQ’s corporate governance rules. In the opinion of the Board, Mr. Kestner’s affiliation with Baker & Hostetler LLP, a law firm that regularly provides legal services to the Company, does not interfere with Mr. Kestner’s exercise of independent judgment in carrying out his duties as a director of the Company.
Barbara P. Ruhlman is the mother of Randall M. Ruhlman and Robert G. Ruhlman.

Board Committees and Meetings
Nominating Committee
The Board does not have a Nominating Committee nor any charter with respect to nominations, however, pursuant to NASDAQ corporate governance rules, any Board nominees must be recommended for Board selection by a majority of the Company’s independent directors. The independent directors are responsible for ensuring that the members of the Board of Directors possess a variety of knowledge, experience and capabilities derived from substantial business and professional experience, based on an assessment of numerous factors such as age and understanding of and experience in manufacturing, technology, finance and marketing. The Board considers whether potential candidates will satisfy the independent standards for the Board, Audit Committee and Compensation Committee. Additionally, nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. Finally, the Board welcomes nominees with diverse backgrounds, not only in gender and ethnicity, but also in particular experience such as banking, international business, government, and health care. To this end, the independent directors rely on their networks of contacts to compile a list of potential candidates, and may also consider qualified candidates suggested by officers, employees, shareholders and others, using the same criteria to evaluate all candidates. While, the Board considers diversity in its evaluation of candidates, the Board does not have a policy specifically focused on the consideration of diversity.
Audit Committee
The Board of Directors has appointed an Audit Committee and is comprised of Messrs. Gibbons (chairman), Corlett and Gascoigne, each of whom qualify as independent for audit committee purposes under the NASDAQ rules. The Board of Directors has determined that Michael E. Gibbons is an audit committee financial expert.
The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to NASDAQ, Securities and Exchange Commission or the public. The Audit Committee also engages the independent registered public accountants for the Company, reviews with the independent registered public accountants the plans and results of audit engagements, preapproves all professional services provided by the independent registered public accountants including audit and non-audit-related services, reviews the independence of the independent registered public accountants, approves the range of audit and non-audit fees, reviews the independent registered public accountants’ management letters and management’s responses, reviews with management their conclusions about the effectiveness of the Company’s disclosure controls and procedures, and reviews significant accounting or reporting changes. Management does not approve professional services provided by the independent public accountants for audit and non-audit-related services. The Audit Committee is governed by a written charter, which is available on the Company’s website www.preformed.com.
Compensation Committee
The Board of Directors has appointed a Compensation Committee, comprised of Messrs. Corlett (chairman), Gibbons and Gascoigne, each of whom qualify as independent under the NASDAQ rules. The Compensation Committee administers the Company’s executive compensation program and as such, is responsible for reviewing all aspects of the compensation program for the Company’s executive officers. The Compensation Committee meets at scheduled times during the year — no less than twice — and has the authority to consider and take action by written consent. The Compensation Committee Chairman reports on Compensation Committee actions and recommendations at the Company’s Board meetings. In order to meet its responsibilities, the Compensation Committee has the authority to delegate certain of its responsibilities to subcommittees and/or Officers where necessary, consistent with applicable law, and to retain consultants. The Compensation Committee is governed by a written charter, which is available on the Company’s website www.preformed.com. See “Compensation Discussion and Analysis” for the role of the President and Chief Executive Officer in compensation matters.
The Compensation Committee’s primary objective with respect to executive compensation is to establish programs that attract and retain key officers and managers, and align their compensation with the Company’s overall business strategies, values, and performance. To this end, the Compensation Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy to compensate executive officers based on their responsibilities and the Company’s overall annual and longer-term performance, which is outlined under “Directors and Executive Officers Compensation.”

Meetings
In 2010, the Board of Directors held five meetings. In 2010, the Audit Committee held five meetings and the Compensation Committee held three meetings. No director attended less than 75% of the total meetings of the Board of Directors and the total of meetings held by all committees on which the director served. Additionally, the Audit Committee Chairman and the Compensation Committee Chairman had numerous informal meetings with management and the independent public accountants. The directors are expected to attend the Company’s annual meeting of shareholders. All of the directors, except Randall Ruhlman, attended last year’s annual meeting of shareholders.
Audit Committee Report
In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to NASDAQ, Securities and Exchange Commission or the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee is comprised of three directors who are not officers or employees of the Company and are “independent” under the current NASDAQ rules.
In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2010, with the Company’s management. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. The Audit Committee also considered whether the provision of non-audit services by the independent auditor is compatible with maintaining the independent auditor’s independence. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.
Based on the above-referenced review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.
Michael E. Gibbons, Chairman
Glenn E. Corlett
Richard R. Gascoigne
COMPENSATION POLCIES AND RISK
The Company’s policies and overall actual compensation practices for all employees do not create risks that are reasonably likely to have a material adverse affect on the Company. Generally speaking, the compensation policies are consistent for all business units of the Company. Additionally, incentives are not designed, and do not create, risks that are reasonably likely to have a material adverse affect on the Company as all incentives reward growth and profitability. The Company’s various bonus programs are based on consistent growth of the Company, relying, for example, on the total return on investment, or including language that requires any increases in sales to be on appropriate and consistent margins. As such, they do not encourage employees to take risks in order to receive incentive compensation, nor are they reasonably likely to have a material adverse effect on the Company.

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
Compensation Discussion and Analysis
Role of the Compensation Committee
The Compensation Committee (the “Committee”) administers the Company’s executive compensation programs. The Committee’s primary role is to oversee the Company’s compensation and benefit plans and policies for its elected executive officers (“Officers”), including the Named Executive Officers (“NEOs”) who are the Company’s principal executive officer (Robert G. Ruhlman, Chairman, President and Chief Executive Officer), principal financial officer (Eric R. Graef, Chief Financial Officer and Vice President — Finance) and the three other most highly compensated executive officers. The Committee reviews and approves all executive compensation decisions relating to the Officers, including all NEOs.
In performance of its duties, the Committee has the authority to allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any portion of its responsibilities and powers to a committee formed for that purpose, subject to approval from the entire Board. Additionally, the Committee may select and appoint outside consultants to assist it.
Philosophy of the Compensation Program
The philosophy of the Committee is to provide a compensation program that will attract, motivate and retain key leadership in order to give the Company a competitive advantage while ensuring the success and growth of the Company. The Compensation program should ensure that a significant portion of compensation will be directly related to the Company’s performance by tying annual cash bonus and long-term incentive awards to Company performance. The compensation program is intended to motivate the Officers to enable the Company to achieve its short-term and long-term business goals. The Committee has three goals to guide it in this endeavor: (a) compensation paid to Officers should be aligned with the performance of the Company on both a long- and short-term basis; (b) compensation should be competitive within the employment environment; and (c) compensation should be designed to reward Officers for meeting performance targets.
Compensation Program
The Committee strives to craft a compensation program that pays the Officers at competitive levels reflective of their individual responsibilities while maintaining consistency and pay equity among the individual Officers. The Committee conducts an annual review of the compensation program, as well as changes in the overall composition of the management team and the responsibilities of the individual Officers, to ensure that the compensation is competitive within the market, supports retention objectives and is internally equitable. Reliance upon various tools, and the findings from such tools, assists the Committee in its analysis, and leads to decisions regarding the mix of the various compensation elements to be included. Additionally, the cost of the compensation program is considered, in recognition that the optimal compensation program motivates employees to improve the results on a cost-effective basis. Typically, the Committee finalizes compensation elements for a year in December of the prior year.
Tools and Findings from Analysis. The Committee relies upon tools to analyze the compensation program internally and within the competitive landscape. Historically, these tools have been consideration of outside data compiled by various consultants, the use of tally sheets detailing overall compensation package to the individual Officers and discussions with the CEO regarding performance levels and goals.

Consultant. The Committee has the authority to retain its own advisor. Since 2007, the Committee has engaged the Executive Compensation Group of Tower Perrin (“TP”) to assist with its evaluation of the compensation program, and to determine whether the compensation plan is adequately structured to meet the Committee’s goals.1 TP provides no other services to the Company. The Company is not aware of any business or personal relationship that the key advisor of TP has with any member of the Compensation committee, nor is the Company aware that the Key Advisor owns any PLP shares.
In 2009, TP provided information regarding issues influencing 2010 pay decisions, including the Company’s use of the peer group created by TP for analytical comparisons. This peer group consists of 23 companies of similar size and business orientation.2 The Committee used this peer group in 2010 to make annual pay decisions, and assessed the Company’s performance as compared with the group to ensure that the compensation program is appropriately calibrated.
External Data. The Committee generally relies upon various independent surveys, which are matched to specific positions with similar functional descriptions as those for the Officers. In 2010, the Committee utilized the Watson-Wyatt’s annual compensation level survey. Using this independent survey, the Company analyzed the compensation paid to Officers, including the CEO, to determine in which percentile of the compensation paid to executives holding equivalent positions in the peer classification group (i.e., durable goods manufacturing companies with employment levels of between 1,000 and 5,000) the Officers fell. The Officers including the CEO were near the 50th percentile, when reviewing base salary alone. The Company also reviewed total cash compensation, which included salary and the maximum available bonus, for the Officers, and compared that data with the peer group data. When comparing total cash compensation, all of the Officers were above the 60th percentile. Additionally, the Company reviewed the CEO’s salary as a percentage of the salary of each Officer, as compared with the Watson-Wyatt data, and determined that the CEO’s salary was in line with the peer group results.
Discussions with the CEO. All of the non-CEO Officers report directly to the CEO, who performs a yearly evaluation of the performance of each Officer. The CEO’s assessment of the individual performance forms the basis for the proposed compensation levels of each Officer based upon the information derived from the aforementioned survey. The CEO provides a written evaluation for each Officer that includes his recommendations for salary adjustments for the subsequent year to the Committee, which weighs these recommendations in determining salary levels.
Compensation Elements. The Company recognizes that its success depends, in large part, on a leadership team with the skills and commitment necessary to successfully manage a global organization. The compensation program assists in achieving this objective by relying on the elements of compensation detailed below. Certain elements are designed to enable the Company to attract and retain the Officers with the skills to anticipate and respond to the market, while other elements are intended to motivate the Officers to achieve financial results to enhance shareholder value. The Company’s 2010 compensation program for Officers consisted of the following elements:
•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity grants;

•	Retirement benefits; and

•	Health and welfare benefits.
The Company structures the total compensation program so that its reliance on any particular element of compensation is flexible. Thus, the compensation program strives to meet the goals outlined above, by balancing short-term (i.e., base salaries, annual cash incentive awards), and long-term (i.e., long-term equity grants) incentives, competitively in the market. There is no difference in the policies and their application for each of the Officers, except for the CEO.

[1]
In January 2010, Towers-Perrin merged with Watson-Wyatt to form Towers-Watson. However, since the Company’s association with this entity during the time discussed herein was pre-merger, the reference will be to Towers-Perrin, or TP, rather than Towers-Watson.

[2]
The peer group companies are Itron Inc., Powell Industries Inc., Franklin Electric Co. Inc., ESCO Technologies Inc., Coleman Cable Inc., Littelfuse Inc., Power-One Inc., AZZ Inc., Methode Electronics Inc., CPI International Inc., C&D Technologies Inc., American Superconductor Corp., Vicor Corp., Bel Fuse Inc., SL Industries Inc., Spectrum Control Inc., Communications Systems Inc., Chase Corp. CalAmp Corp and Endwave Corp.

Base Salaries. The Company’s goal is to establish salaries at a level sufficient to attract and retain talented executives. This goal is based on the Company belief that it is important to maintain salary levels near a midpoint of comparable peer group executives to be competitive within the general market and the peer group. The base salaries of the Officers are reviewed annually. In each case, factors considered in establishing an Officer’s salary level include a review of the individual’s performance initiated by the CEO, an accounting of the Company’s performance, the experience level for the position and the peer group executive compensation information using companies with similar revenue and employee levels, derived from independent compensation surveys and internal equity. For 2010, the Committee ratified the CEO’s recommendations for Officer salaries. For the CEO’s salary, the Committee considered the written recommendation on the competitive market prepared by the Vice President of Human Resources, as well as the CEO’s request for no adjustment particularly given the harsh economic conditions. The Committee believed that because the CEO lead the management team to a successful year in the face of the trying economy, an adjustment was warranted. As such, the Committee approved an increase to the CEO compensation consistent with increases given to all Officers.
Annual Cash Incentive Awards. The annual cash incentive award is designed to motivate and reward the Officers for their contributions to the Company’s performance by making a significant portion of their total compensation variable and dependent upon the Company’s annual financial performance. It is tied directly to the financial performance of the Company on a sliding scale of return on shareholders’ equity. The Committee believes that compensating management by aligning compensation with shareholders’ return on their investment is an effective way to connect the achievement of performance goals and to encourage growth in the Company while rewarding Officers for their contributions. The calculation is based on the Company’s pretax return on equity and assessed over a range of 6% to 15%. The implied target is 10.4% which assumes a linear, symmetrical bonus curve with one-half of the maximum bonus earned at the midpoint of the performance range. From this calculation, the awards are determined based on a schedule that provides certain percentages to be applied to base salaries. The maximum bonuses are 100% of salary for the CEO and 85% of salary for the other Officers. The awards are discretionary, subject to the Committee’s approval. Upon approval, the cash incentive payments are granted at year end, and the cash incentive payment for each Officer except for the CEO utilizes the same percentage of each Officer’s salary. The Committee has the ability to exercise discretion and make adjustments, in the event of a transformational event where circumstances beyond the control of the Officers occur during the year.
Long-term equity grants. The Committee believes that the Company’s shareholders will be well served if a greater percentage of the long-term equity incentive program is related to achievement of the Company’s board-approved strategic objectives. To that end, the “balanced LTI program” consisting of service vested restricted shares and performance vested restricted shares, is a way to achieve its objectives. Generally, performance-vesting aligns executive long-term incentive rewards more directly with shareholder interests since achieving strategic objectives is a better measure of managements’ performance than the vagaries of the stock market. Furthermore, the Committee believes that the shareholders are served well by decisions that further the Company’s long-term strategic plan. The Committee also believes that the CEO’s long-term incentive should be 100% dependent on the achievement of the Company’s strategic objectives. Nevertheless, the Committee believes that it is appropriate to include some service vested restricted shares in the long-term incentive of the other Officers in order to encourage retention of key executives over the duration of a business cycle. Additionally, upon vesting, it is mandated that the Officers defer receipt of the shares until, at the earliest, their retirement/termination date.
The Committee adopted the Preformed Line Products Company Long Term Incentive Plan of 2008 (“LTIP”), which was approved by the Board during its February 2008 meeting and adopted by the shareholders at the April 2008 annual meeting. The Committee then determined the grants to be made under the LTIP which are set forth on the accompanying compensation tables. The CEO’s equity compensation awards will be performance-based shares, vesting in three years based upon achieving performance standards approved at the time of the grant by the Company’s Board of Directors. The equity compensation awards to the other participants will be as follows: two-thirds of the award will be performance-based shares, vesting in three years based on achieving performance standards approved at the time of the grant by the Company’s Board of Directors, and one-third of the award will be service-based shares, vesting three years after the date of the grant based solely on continued employment by the Company. The Committee chose to emphasize performance over three years (rather than weigh performance and service equally), because it believes this approach aligns the Company’s performance with shareholder interests, while acknowledging the benefit from long-term service.

The CEO’s target award will be equal to 100% of the CEO’s salary at the date of vesting, with a maximum award equal to two times the target award. The awards to the other Officers is as follows: the target award will be equal to that percentage of participant’s salary at the date of vesting that is specified at the time of grant. The maximum amount of the performance portion of the award will be equal to two times the target award. The maximum award for the service vested portion of the award will be equal to the target award. Each Officer was granted the number of shares equal to the maximum level, under the performance criteria. For the performance-based shares, the number of restricted shares in which the participant becomes vested will depend upon the specific level of performance of growth in pretax income and sales growth over the three-year performance period, with thresholds of 5% and 3% respectively, and maximum of 10% of both. Cash dividends related to the 2008 grant will be reinvested in additional restricted shares, and held subject to the same vesting requirements as the underlying shares. Dividends declared in 2009 and thereafter will be accrued in cash dividends.
In consultation with TP, the Committee considered the 2010 Grants of restricted shares under the LTIP, and any changes to the 2010 grants compared with the 2009 grants. TP the Committee with an analysis of the LTIP metrics as compared with metrics used by other companies. TP noted that due to the severity of the downturn in the economy in 2009, many restricted share programs of other companies would not award or vest shares as the metrics used by these companies hinge on metrics which would yield a zero growth. As such, many companies have made adjustments in the LTIP to overcome the potential elimination of payouts, such as shifting the mix and adjusting metrics/goals in order to balance retention with performance, or maintaining the existing approach but base performance and awards on a series of one-year goals. The Committee reviewed several approaches presented by TP, and acknowledge its ability to make changes in accordance with the LTIP, provided such changes do not materially or negatively affect the shares already granted. Nonetheless, the Committee determined that the existing metrics are sufficient for the LTIP to be awarded in 2010. TP agreed that the Committee’s decision was sound. The Committee then approved grants of LTIP awards under the LTIP in February 2010 to each of the Officers, including the CEO.
Retirement Benefits. The Company believes that retirement benefits are an important component of total compensation. The Company’s primary retirement benefit consists of the Company’s 401(k) and profit sharing plan under which all salaried employees of the Company, including Officers, participate starting in their third year of employment. The amount the Company provides to the profit sharing plan is based on the recommendation of management, with the Board’s approval. Typically, the Company’s contribution under this plan is approximately 15% of the then-current year’s cash compensation which is consistent with the amount contributed for all full-time salaried employees of the Company, including the cash incentive award. When calculating the Company’s contributions under the profit sharing plan, the Company does not consider gains from prior awards. Every aspect of this plan is the same for all salaried employees, including Officers. Thus, each salaried participant elects the investment options with the same options offered to all salaried employees and Officers. The plan does not involve any guaranteed minimum return or above-market returns; rather, the investment returns are dependent upon actual investment results. To the extent an employee’s award exceeds the maximum allowable contribution permitted under existing tax laws, the excess is accrued for (but not funded) under a non-qualified Supplemental Profit Sharing Plan. The return under this Supplemental Profit Sharing Plan is calculated at a weighted average of the Treasury constant maturity one-year rate plus 1%.
Executive Perquisites. Perquisites and other personal benefits do not comprise a significant aspect of the Company’s compensation program. Although Officers participate in the same benefit programs as the Company’s other employees, the Company provides a few additional benefits to its Officers. These benefits are designed to enable the Officers to balance their personal, business and travel schedules. In 2010, benefits include the Company’s payment of club dues, which was less than $4,000 annually per membership, for four of the NEOs as indicated in the accompanying Summary Compensation Table. The Company also pays annual dues for Robert G. Ruhlman at a club located near the Company’s Rogers, Arkansas facility, which totaled approximately $3,000 in 2010. This benefit is also provided to four other employees, primarily for business entertainment purposes. Except as described here, the Company aircraft is available to all of the employees, including the Officers, for business-related travel only. The CEO is permitted to use the Company’s aircraft for personal purposes, as shown on the Summary Compensation Table. The Company also makes personal financial advice available to the CEO and tax advice available to all its Officers.

Directors’ Compensation. The Company pays each Board member an annual retainer rather than fees for meeting attendance, because the Committee recognized the active role in corporate governance required from the Board members on an on-going basis. As such, the Directors are able to focus on their role as an overseer of corporate governance on a day-to-day basis. A crucial driver for the annual retainer is the need to ensure that the Company can retain and recruit Directors who are chosen for their financial and business acumen rather than prestige.
Additionally, the Directors Deferred Compensation Plan, which allows Directors to make elective deferrals of Director Fees payable by the Company in the form of Common Stock, is available to all Board members. The Plan is intended to work in concert with the Preformed Line Products Company Deferred Shares Plan, so that Directors will have the ability to elect to receive Director Fees either in cash currently or in shares of Common Stock of the Company at a later date, thereby deferring taxation to the extent permitted by law. In 2010, the Board approved a change to the Directors Deferred Compensation Plan, whereby the dividends from the deferred shares will be paid in cash, rather than additional shares.
Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1 million on the amount of compensation that a company may deduct in any one year with respect to each of its NEOs. All Officers were below this threshold in 2010, except the CEO.
Compensation Committee Report
The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on the review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Glenn E. Corlett, Chairman
Richard R. Gascoigne
Michael E. Gibbons

Summary Compensation Table
The table below describes the compensation earned in the last three fiscal years for our NEOs.

				Non-Equity
			Stock	Incentive Plan	All Other
Name and		Salary	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($)
Robert G. Ruhlman	2010	675,000	675,000	675,000	345,100	2,370,100
Chairman, President and	2009	650,000	650,000	650,000	284,614	2,234,614
Chief Executive Officer	2008	600,000	600,000	600,000	352,017	2,152,017

Eric R. Graef	2010	312,000	171,600	265,200	99,925	848,725
Chief Financial Officer and	2009	300,000	165,000	255,000	89,778	809,778
Vice President — Finance	2008	280,000	154,004	238,000	102,198	774,202

William H. Haag III	2010	265,008	145,755	225,257	82,660	718,680
Vice President —	2009	250,000	137,500	212,500	74,580	674,580
International Operations	2008	236,400	130,020	200,940	84,032	651,392

Dennis F. McKenna	2010	265,008	145,755	225,257	97,129	733,149
Vice President — Marketing	2009	245,000	134,750	208,250	70,218	658,218
and Business Development	2008	230,000	126,502	195,500	79,965	631,967

David C. Sunkle	2010	207,000	113,850	175,950	61,812	558,612
Vice President — Research and	2009	195,000	107,250	165,750	54,754	522,754
Engineering and Manufacturing	2008	175,000	96,254	148,760	58,459	478,473

(1)
Reflects the dollar amount of the grant date fair value, as determined in accordance with Financial Accounting Standard Board ASC Topic 718, with respect to restricted shares awarded under the LTIP. The value of performance condition awards were calculated based on the probable outcome of the performance condition at the date of grant. The maximum grant date fair value of stock awards granted in 2010 was: Robert G. Ruhlman, $1,350,001; Eric R. Graef, $286,000; William H. Haag III, $242,924; Dennis F. McKenna, $242,924; and David C. Sunkle, $189,749. For a further description of these awards, see the discussion under the heading “Long-term equity grants” above and Note G — Share-Based Compensation to the Notes to Consolidated Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2)
Reflects the dollar amount of the potential payout under the Company’s Annual Non-equity Incentive Plan based on a sliding scale of the Company’s return on shareholders’ equity, ranging from 6% (for the threshold payout) to 15% (for the maximum payout), with target payout at 10.4%. The percentage achieved within this range determines the amount of the award based on a percentage of salary, which is a maximum of 100% for Robert G. Ruhlman and 85% for the other NEO’s, in each case, subject to the Compensation Committee’s discretion as to the final payout amount.

(3)
Reflects the employees’ 2010 earnings and interest accruals to the related non-qualified Supplemental Profit Sharing Plan, of which the Company accrues for (but does not fund) those employees’ awards which exceed the maximum allowable contribution permitted under existing tax laws, in the following amounts: Robert G. Ruhlman, $179,568; Eric R. Graef, $53,123; William H. Haag III, $39,304; Dennis F. McKenna, $38,515; and Dave C. Sunkle, $22,011. See Non-qualified Deferred Compensation Table for additional information. Reflects the following perquisites and personal benefits received by Robert G. Ruhlman: aggregate incremental cost for personal use of the Company’s airplane of $64,902 (of which 34% of this personal usage was to transport a terminally ill non-family member not capable of flying commercially), club dues of $5,954, tax preparation fees of $4,475 and financial planning of $48,000. The aggregate incremental cost of the personal use of the corporate airplane is determined on a per flight basis and includes the cost of the fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip-related hangar and parking costs, crew expenses and other costs specifically incurred. Imputed income is assessed to Mr. Ruhlman amounting to the equivalent of a first class ticket for comparable flights. Reflects additional earnings of $16,580 for Dennis F. McKenna for a temporary assignment in our New Zealand location. Reflects the Company’s contributions to the Profit Sharing Plan in 2010 of $36,750 for each NEO. Also reflects premiums paid for group term life insurance for 2010: Robert G. Ruhlman, $5,451; Eric R. Graef, $4,572; William H. Haag III, $1,341; Dennis F. McKenna, $894; and David C. Sunkle, $1,576.

Grants of Plan-Based Awards

									Grant Date
								All Other	Fair Value of
								Stock Awards:	Stock and
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			Number of	Option
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stocks (#) (3)	(4)
Robert G. Ruhlman		303,750	472,500	675,000	—	—	—	—	—
Eric R. Graef		93,600	109,200	265,200	—	—	—	—	—
William H. Haag III		79,502	92,753	225,257	—	—	—	—	—
Dennis F. McKenna		79,502	92,753	225,257	—	—	—	—	—
David C. Sunkle		62,100	72,450	175,950	—	—	—	—	—
Robert G. Ruhlman	02/19/10	—	—	—	9,441	18,881	37,762	—	675,000
Eric R. Graef	02/19/10	—	—	—	1,600	3,200	6,400	1,600	171,600
William H. Haag III	02/19/10	—	—	—	1,359	2,718	5,436	1,359	145,755
Dennis F. McKenna	02/19/10	—	—	—	1,359	2,718	5,436	1,359	145,755
David C. Sunkle		—	—	—	1,062	2,123	4,246	1,062	113,850

(1)
Reflects the dollar amount of the potential payout under the Company’s Annual Non-equity Incentive Plan based on a sliding scale of the Company’s return on shareholders’ equity, ranging from 6% (for the threshold payout) to 15% (for the maximum payout), with target payout at 10.4%. The percentage achieved within this range determines the amount of the award based on a percentage of salary, which is a maximum of 100% for Robert G. Ruhlman and 85% for the other NEO’s, in each case, subject to the Compensation Committee’s discretion as to the final payout amount.

(2)
Reflects the number of performance-based restricted share awards granted during 2010 pursuant to the LTIP. The awards vest over a three-year performance period through December 31, 2012 based on the Company’s level of performance. The number of restricted shares in which the participant becomes vested will depend upon the specific level of performance of growth in pretax income and sales growth over the three-year performance period, with thresholds of 5% and 3% respectively, and maximum of 10% of both. The threshold payout is at 50%, the target is at 100% and the maximum is at 200% of the numbers of shares subject to the award.

(3)
Reflects the number of time-based restricted share awards granted during 2010 pursuant to the LTIP. The awards cliff vest and are no longer subject to risk of forfeiture after December 31, 2012 depending on continuous employment.

(4)
The value of the restricted shares was calculated using the closing market price of the restricted shares on the grant date multiplied by the number of restricted shares granted, and reflects the probable total amount that the Company would expense in its financial statements over the restricted awards’ vesting period assuming service and performance goals are met, in accordance with FASB ASC Topic 718. The maximum grant date fair value of stock awards granted in 2010 was: Robert G. Ruhlman, $1,350,001; Eric R. Graef, $286,000; William H. Haag III, $242,924; Dennis F. McKenna, $242,924; and David C. Sunkle, $189,749.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
			Equity					Equity
			Incentive					Incentive Plan	Equity Incentive
			Plan			Number		Awards:	Plan Awards:
			Awards:			of Shares	Market	Number of	Market or Payout
	Number of	Number of	Number of			or Units	Value of	Unearned	Value of
	Securities	Securities	Securities			of Stock	Shares or	Shares, Units	Unearned Shares,
	Underlying	Underlying	Underlying			That	Units of	or Other	Units or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Have Not	Stock That	Rights That	Rights That Have
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Have Not	Have Not	Not Vested ($)
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	Vested ($)	Vested (#) (1)	(2)
Robert G. Ruhlman	—	—	—	—	—	—	—	—	—
Eric R. Graef	—	—	—	—	—	—	—	—	—
William H. Haag III	—	—	—	—	—	—	—	—	—
Dennis F. McKenna	—	—	—	—	—	—	—	—	—
Dennis F. McKenna	5,000	—	—	22.10	7/28/2014	—	—	—	—
David C. Sunkle	—	—	—	—	—	—	—	—	—
David C. Sunkle	5,000	—	—	35.50	1/2/2017	—	—	—	—
Robert G. Ruhlman	—	—	—	—	—	—	—	80,937	4,737,243
Eric R. Graef	—	—	—	—	—	—	—	18,131	1,061,207
William H. Haag III	—	—	—	—	—	—	—	15,247	892,407
Dennis F. McKenna	—	—	—	—	—	—	—	15,072	882,164
David C. Sunkle	—	—	—	—	—	—	—	11,866	694,517

(1)
Includes dividends that were reinvested in additional restricted shares. Time-based restricted share awards granted in 2008 for the following numbers of shares vest on September 30, 2011 depending on continuous employment: Eric R. Graef, 997; William H. Haag III, 841; Dennis F. McKenna, 818; and David C. Sunkle, 622. Time-based restricted share awards granted in 2009 for the following numbers of shares vest on December 31, 2011 depending on continuous employment: Eric R. Graef, 1,827; William H. Haag III, 1,522; Dennis F. McKenna, 1,492; and David C. Sunkle, 1,187. Performance-based restricted share awards granted in 2009 for the following numbers of shares vest over a three-year performance period through December 31, 2011 based on the Company’s level of performance measured by growth in pretax income and sales growth over the performance period: Robert G. Ruhlman, 43,175; Eric R. Graef, 7,307; William H. Haag III, 6,089; Dennis F. McKenna, 5,967; and David C. Sunkle, 4,749. Time-based restricted share awards granted in 2010 for the following numbers of shares vest on December 31, 2012 depending on continuous employment: Eric R. Graef, 1,600; William H. Haag III, 1,359; Dennis F. McKenna, 1,359; and David C. Sunkle, 1,062. Performance-based restricted share awards granted in 2010 for the following numbers of shares vest over a three-year performance period through December 31, 2012 based on the Company’s level of performance measured by growth in pretax income and sales growth over the performance period: Robert G. Ruhlman, 37,762; Eric R. Graef, 6,400; William H. Haag III, 5,436; Dennis F. McKenna, 5,436; and David C. Sunkle, 4,246.

(2)	The market value was calculated using the closing price of the shares of $58.53 as of December 31, 2010.
Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#) (1)	on Vesting ($)
Robert G. Ruhlman	—	—	23,305	108,135
Eric R. Graef	—	—	3,987	18,500
William H. Haag III	451	13,086	3,367	15,623
Dennis F. McKenna	550	15,073	3,276	15,201
David C. Sunkle	239	6,935	2,493	11,568

(1)	Includes 23,305 of deferred common shares for Robert G. Ruhlman held in the rabbi trust for future distribution under the Company’s Deferred Compensation Plan.

Non-qualified Deferred Compensation

			Aggregate
	Registrant	Aggregate	Balance at
	Contributions in Last	Earnings in Last	Last FYE
Name	FY ($) (1)	FY ($) (1)	($) (2)
Robert G. Ruhlman	165,768	13,800	1,118,315
Eric R. Graef	49,980	3,142	266,842
William H. Haag III	37,262	2,042	178,204
Dennis F. McKenna	37,028	1,487	139,666
David C. Sunkle	21,421	590	62,117

(1)
The Company’s contributions under the Supplemental Profit Sharing Plan for the year ending December 31, 2010 included in the identified columns are also included in the Summary Compensation Table. The amounts are based on compensation from the Company’s qualified retirement plan that is limited by the IRS. Earnings are calculated based on an imputed interest rate of one year treasury bill rate plus 1% (1.47% for 2010) multiplied by the amount in such employee’s account under the plan.

(2)
Of the totals in this column, the following amounts have been reported in the Summary Compensation Table in previously reported proxy statements: Robert G. Ruhlman, $938,747; Eric R. Graef, $213,719; William H. Haag III, $138,901; Dennis F. McKenna, $101,151; and David C. Sunkle, $40,106.

Potential Payments upon Termination or Change in Control
All of our employees, including executive officers, are employed at will and do not have employment, severance or change-in-control agreements. However, the LTIP includes a change in control provision which provides that in the event of a Change in Control (as defined in the Plan) (a) any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested; and (b) the restrictions applicable to any restricted shares shall lapse and such restricted shares shall become fully vested and transferable. The following details typical compensation arrangements upon retirement, resignation, death, disability or other termination for other plans.
Profit-Sharing Plan
Upon termination of employment, the employee may receive vested contributions plus income earned on those contributions under the Company’s Profit Sharing Plan. Upon disability, the IRS allows withdrawals to be made if the employee became permanently disabled. Upon death, the vested account balance of the employee will be paid to the designated beneficiaries.
Supplemental Profit-Sharing Plan
Our Supplemental Profit-Sharing Plan was established to compensate employees whose benefits in the Profit-Sharing Plan were reduced due to IRS limitations on compensation. Upon termination of employment, the employee may receive vested contributions plus income earned on those contributions. Upon disability, the IRS allows withdrawals to be made if the employee became permanently disabled. Upon death, the vested account balance of the employee will be paid to the designated beneficiaries.

Director Compensation

	Fees Earned	All Other
	or Paid in	Compensation
Name	Cash ($) (1)	($) (2)	Total ($)
Barbara P. Ruhlman	25,000	5,528	30,528
Randall M. Ruhlman	25,000	—	25,000
Glenn E. Corlett	55,000	—	55,000
Michael E. Gibbons	55,000	—	55,000
R. Steven Kestner	25,000	—	25,000
Richard R. Gascoigne	45,000	—	45,000
Each director who is not an employee of the Company received an annual retainer fee of $25,000. Directors who are also employees are not paid a director’s fee. Additionally, board members who serve on committees are also paid an annual retainer of $10,000 and chairperson’s of each committee are paid an additional annual retainer of $10,000.

(1)
Directors’ fees earned by R. Steven Kestner were issued in common shares and held in the rabbi trust pursuant to the deferral election made under the Company’s Directors Deferred Compensation Plan. On December 31, 2010, 723 common shares were transferred from the rabbi trust to R. Steven Kestner per his deferral agreement.

(2)
Includes compensation attributable to the aggregate incremental cost of the personal use of the Company airplane for Barbara P. Ruhlman, $5,528. The aggregate incremental cost of the personal use of the corporate aircraft is determined on a per flight basis and includes the cost of the fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip-related hangar and parking costs, crew expenses and other costs specifically incurred. Imputed income is assessed to Mrs. Ruhlman amounting to the equivalent of a first class ticket for comparable flights.

Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks or insider participation.
Transactions with Related Person
It is the policy of the Company that the Audit Committee approve all related party transactions. Additionally, the Company has a Code of Conduct that addresses the Company’s commitment to the honesty, integrity and ethical behavior of the Company’s directors, Officers and employees. The Code governs the actions and working relationships of the Company’s directors, Officers and employees with current and potential customers, consumers, fellow employees, competitors, government and self-regulatory agencies, investors, the public, the media and anyone else with whom the Company has or may have contact. Each director, Officer and employee is instructed to inform the Board when confronted with a situation that may be perceived as a conflict of interest. All related party transactions must be approved by the Audit Committee in advance. The Audit Committee may engage outside parties to assist it in assessing the fairness and reasonableness of related party transactions. Although the policies and procedures for related parties are not in writing, the results of actions taken by the Audit Committee are documented in formal minutes and are reported to the Board. The following are the Transactions with Related Parties which have been approved by the Board in 2010.
•
The Company’s Belos operation hires temporary employees through a temporary work agency, Flex-Work Sp. Z o.o., which is 50% owned by Agnieszka Rozwadowska. Agnieszka Rozwadowska is the wife of Piotr Rozwadowski, the Managing Director of the Belos operation. For the year ended December 31, 2010, Belos incurred a total of $.6 million for such temporary labor expense. The Audit Committee approved this related party transaction, and the Company believes the terms of the temporary employee arrangement are no less favorable to the Company than would be the terms of a third-party arrangement.

•
The Company’s Belos operations engaged a company to perform various maintenance, renovation and building services at its location. This entity, ZRB Michalczyk Strumien, is solely owned by the husband (Aleksander Michalczyk) of Belos’ Finance Director, Urszula Michalczyk. For the year ended December 31, 2010, Belos incurred a total of $.2 million for such maintenance and building expense. The Audit Committee approved this related party transaction and believes the terms of this engagement are no less favorable to the Company than would be the terms of a third-party arrangement.

•
The Company’s DPW subsidiary currently leases two parcels of property, on which it has their manufacturing, offices and warehouse space. The entities leasing the property to DPW are owned by Kevin Goodreau and Jeff Randall, the Vice Presidents of DPW, and former owners. For the year ended December 31, 2010, DPW incurred a total of $.2 million for such lease expense. The Audit Committee approved this related party transaction and believes the terms of this engagement are no less favorable to the Company than would be the terms of a third-party arrangement.

•
In August 2010, the Company purchased 32,687 Common Shares of the Company from a trust for the benefit of Barbara P. Ruhlman at a price per share of $32.43, which was calculated from a 30-day average of market price. Barbara P. Ruhlman is a member of the Company’s Board of Directors and the mother of Robert G. Ruhlman and Randall M. Ruhlman, both of whom are also members of the Board of Directors. Robert G. Ruhlman is Chairman, President and Chief Executive Officer of the Company. The purchase was consummated pursuant to a Shares Purchase Agreement dated August 17, 2010 by and between the Company and Bernard L. Karr, as trustee, under trust agreement dated February 16, 1985. The Audit Committee of the Board of Directors and the Board of Directors approved this transaction.

•
In September 2009, the Company invested $.5 million in Proxisafe, a Canadian entity formed to design and commercialize new industrial safety equipment, upon the Board approval. In light of this investment, Mr. Robert Ruhlman, the Chairman of the Board, President and CEO of the Company, is a board member of Proxisafe. The Audit Committee approved this related party transaction and believes Mr. Ruhlman’s directorship with Proxisafe would not adversely interfere with his responsibilities with the Company.

•
The Company’s New Zealand subsidiary, Electropar Ltd. (“EP”), currently leases two parcels of property, on which it has its corporate office, manufacturing and warehouse space. The entities leasing the property to EP are owned, in part, by Grant Wallace, Tony Wallace and Cameron Wallace, all current employees and the former owners of EP. For the year ended December 31, 2010, EP incurred a total of $.1 million for such lease expense. The Audit Committee approved this related party transaction and believes the terms of this engagement are no less favorable to the Company than would be the terms of a third-party arrangement.

•
The Company’s Malaysian subsidiary contracted with an entity, Dasar Jati, to act as agent for the Company in the Malaysian telecommunications market. The General Manager for Dasar Jati is the brother-in-law of the Managing Director for the Company’s Malaysian subsidiary. Dasar Jati has been working in the telecom industry for 15 years, and recently obtained a contract to sell US$500,000 worth of telecom closures. PLP-Malaysia has no current telecom business. The Audit Committee approved this related party transaction and believes the terms of this engagement are no less favorable to the Company than would be the terms of a third-party arrangement.

PROPOSAL TWO: Approval of the amended and restated Long Term Incentive Plan of 2008 to increase available shares
The Board recommends that you vote “FOR” the following resolution.
As described in detail in the Compensation Discussion and Analysis (“CD&A”), the shareholders adopted the Long Term Incentive Plan of 2008 (“LTIP”) at the 2008 annual meeting. The Board approved an amendment to the LTIP to increase the number of shares available for issuance, subject to approval of the Company’s shareholders, on December 15, 2010.

The number of shares subject to awards under the LTIP is 400,000. Of that, the maximum number of shares available for issuance as Full-Value Awards is 300,000, regardless of whether such awards are thereafter canceled, forfeited or terminated, and the maximum number of shares available for issuance under options (whether incentive stock options or nonqualified options) is 100,000 shares. Since 2008, the Committee has awarded 203,857 of the shares as Full-Value Awards, leaving 97,143 shares available as Full Value Awards.
The Company is seeking shareholder approval of the amended and restated LTIP because additional shares available for issuance under the LTIP will assist in achieving the Company’s goals of aligning compensation with the performance of the Company on a long-term basis, and rewarding Officers for meeting performance targets. Absent the additional shares, the Company would be unable to grant Full Value Awards to its key employees, and would be disadvantaged in attracting and retaining key employees. As detailed in the CD&A, the Full-Value Awards are a key component to the executive compensation, which in turn, promotes growth and continued success for the Company, and is therefore a substantial benefit to the shareholders. Therefore, the Company is asking shareholders to cast a vote on the following resolution:
RESOLVED, that the LTIP, as amended and restated to increase the number of shares available for awards under the LTIP to 900,000 and the maximum number of shares subject to Full-Value Awards to 800,000, hereby is APPROVED.
The following is a summary of the material terms of the amended LTIP shareholders are being asked to approve. The amended LTIP is attached as Appendix A to this proxy statement.
Summary of the LTIP
Purpose. The purpose of the LTIP is to give the Company and its subsidiaries a competitive advantage in attracting, retaining and motivating its officers, employees and directors and to incentivize those individuals to increase shareholder value through long-term incentives directly linked to the Company’s performance.
Administration. The LTIP is administered by the Compensation Committee (the “Committee”) who selects the individuals who will receive awards, and determine the type and amount of awards, and the terms and conditions of the awards, including the right to cancel or suspend an award. Eligible participants are the Company’s officers, employees and directors, as selected by the Committee. Additionally, the Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP as it considers advisable and to interpret the terms and provisions of the LTIP and any award issued under the LTIP.
Options. The Committee may grant incentive stock options and nonqualified options. The award agreement for an option will indicate if an option is intended to be an incentive stock option, and such option must meet the requirements under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price per share subject to an option will be determined by the Committee and set forth in the applicable award agreement, and will not be less than the fair market value of the share on the applicable grant date. The term of each option will be fixed by the Committee, but will not exceed ten years. Options will be exercisable at such time or times as will be determined by the Committee, provided that, except as otherwise determined by the Committee, the option will not fully vest prior to the first anniversary of the applicable grant date.
Restricted Shares. The Committee may grant restricted shares, with vesting conditioned upon (a) the continued service of a participant, (b) attainment of performance goals, or (c) both. Generally, awards of restricted shares will require at least three years of continuous services following the applicable grant date. The participant shall have, with respect to the restricted shares, all of the rights of a shareholder of the Company holding the class or series of common shares that is the subject of the restricted shares, including, if applicable, the right to vote the shares and the right to receive cash dividends. During the period where vesting restrictions apply, the participant may not sell, assign, transfer, pledge or otherwise encumber the restricted shares.

Authorized Shares. The number of common shares subject to awards under the LTIP was 400,000 and, as amended, will be 900,000. Of that, the maximum number of shares subject to restricted share awards will be increased to 800,000, regardless of whether such awards are thereafter canceled, forfeited or terminated, and the maximum number of shares that may be subject to options (whether incentive stock options or nonqualified options) will continue to be 100,000 shares.
Corporate Change. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in the Company’s corporate structure affecting the shares, an adjustment or substitution may be made as approved by the Committee.
Change in Control. In the event of a change in control (as defined in the LTIP) (a) any options outstanding which are not then exercisable and vested will become fully exercisable and vested; (b) the restrictions applicable to any restricted shares will lapse, and such restricted shares will become fully vested and transferable; and (c) the Committee may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate provided that such adjustments and settlements are consistent with the LTIP’s purposes and avoidance of adverse taxation under Section 409A of the Code.
Compliance with the Code. The LTIP is intended to ensure that all awards granted to a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such award is expected to be deductible to the Company, and intended to qualify for the exemption to the deductibility cap under Section 162(m) so qualify, and all such awards will therefore be considered qualified performance-based awards unless and until the Committee expresses a different intention. Further, the intent of the LTIP is that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code.
Amendment of LTIP. The Board or the Committee may amend, alter, or discontinue the LTIP, but no amendment, alteration or discontinuation will be made which would materially and adversely affect the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable rules of law or to avoid adverse taxation, including without limitation Section 409A of the Code, stock exchange rules or accounting rules.
Federal Tax Consequences
The following summary of the federal income tax consequences applicable to options awarded under the LTIP is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his or her particular circumstances.
Incentive Stock Options. No taxable income is recognized by the participant at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The participant will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain recognized upon the disposition will be a capital gain. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering common shares.

Non-qualified Stock Options. No taxable income is recognized by a participant upon the grant of a non-qualified option. The participant will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the participant will be required to satisfy the tax withholding requirements applicable to such income. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering common shares.
Deductibility of Executive Compensation. The Company generally will be entitled to a tax deduction in connection with a stock option in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-qualified stock option). Under Section 162(m) of the Code, the Company’s allowable federal income tax deduction for compensation paid to certain of the Company’s executive officers is limited to $1,000,000 per year per officer. “Performance-based compensation” is generally excluded from this deduction limit. The amount includible in income of a participant on exercise of a nonqualified stock option under the LTIP is intended to qualify as performance-based compensation under Section 162(m) and the regulations thereunder, which, among other things, require material terms contained within the LTIP to be approved by the shareholders.
Vote Required for Approval
The affirmative vote of a majority of the votes cast, either in person or by proxy, is required to adopt this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered votes cast and will not have a positive or negative effect on the outcome of this proposal.
Equity Compensation Plan Information
The following table summarizes information relating to our equity compensation plans at December 31, 2010:

			Number of securities
	Number of securities		remaining available for
	to be issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	outstanding options,	exercise price of	plans (excluding
	warrants and rights	outstanding options,	securities reflected in
Plan Category	(a)	warrants and rights	column (a)

Equity compensation plans approved by security holders	183,233	$34.46	177,403

Equity compensation plans not approved by security holders	72,057	$35.89	—

Total	255,290		177,403
PROPOSAL THREE: Advisory Vote on Executive Compensation
The Board recommends that you vote “FOR” the following non-binding resolution.
Executive compensation is an important matter for the Company’s shareholders. As discussed in the CD&A, a fundamental principle the Company’s executive compensation philosophy and practice continues to be pay for performance. The Company believes that the Company’s Named Executive Officers (“NEO”) and other officers and key executives are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interest and concerns. The Company believes that the Company’s compensation programs are strongly aligned with the long-term interests of its shareholders. You are urged to read the CD&A section of this proxy statement for additional details on the Company’s executive compensation, including the Company’s compensation philosophy and objectives for the 2010 compensation of the NEOs.

In 2010, Congress enacted legislation which was signed into law by President Obama, requiring a non-binding advisory “say-on-pay” vote on executive compensation beginning in 2011. Therefore, the Company is asking shareholders to cast a non-binding vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of the shareholders, and will consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.
The affirmative vote of a majority of the Company’s Common Shares entitled to vote and present or represented by proxy at the annual meeting will constitute approval of this non-binding resolution. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered common shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.
PROPOSAL FOUR: Advisory Vote on Frequency of Voting on Executive Compensation
The Board recommends that you vote “FOR” every three years for the frequency of the advisory vote on executive compensation.
The newly-enacted legislation discussed in the proposal set forth above regarding the advisory vote on executive compensation also requires the Company to seek a non-binding advisory shareholder vote every six years regarding the frequency (annually, every other year or every three years) at which the Company will ask its shareholders to provide the advisory vote on executive compensation. The Company believes that holding the advisory vote on executive compensation every three years is appropriate, given the history of few changes to the executive compensation as well as the composition of the Officers, and the three-year cycle on reviewing compensation policies as followed by the Compensation Committee. Therefore, the Company is asking shareholders to vote for every three years for the frequency of executive pay voting.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and understand that executive compensation is an important matter, and they will consider the outcome of the vote when making future decisions on the frequency of the Company’s executive compensation advisory votes.
Shareholders may cast their votes in favor of one year, two years or three years or abstain from voting on this proposal and the choice selected by the most shareholders will be deemed the shareholders’ choice on the frequency of the Company’s executive compensation advisory vote. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL FIVE: Ratification of the Appointment of Ernst &Young LLP
The Board recommends that you vote “FOR” on this proposal.
The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2011. For 2010, the Company engaged E&Y to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2010, audit the annual financial statements and to perform audit-related and tax services. Representatives of E&Y are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm for 2011. The submission of this matter for approval by the shareholders is not legally required. The Board believes that submission of this matter presents an opportunity for the shareholders to provide feedback to the Board on an important issue of corporate governance. If the shareholders do not approve the appointment of E&Y, the appointment will be re-evaluated by the Audit Committee but will not require the Audit Committee to appoint a different accounting firm. The Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders. Approval of the proposal to ratify the selection of E&Y as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered common shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at the 2012 annual meeting of shareholders must be received by the Company at 660 Beta Drive, Mayfield Village, Ohio 44143, on or before November 18, 2011, for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting of shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must have been received by the Company at the address listed in the immediately preceding sentence not later than February 2, 2012.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and owners of more than 10% of our Common Shares, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Executive officers, directors and owners of more than 10% of the Common Shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
Based solely on a review of these reports and written representations from the executive officers and directors, the Company believes that there was compliance with all such filing requirements for the fiscal year ended December 31, 2010, except a Form 4 for R. Steven Kestner relating to one transaction that was not timely filed due to an administrative error.
OTHER MATTERS
Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (E&Y) as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Fees
Audit Fees
The aggregate fees billed for professional services rendered by E&Y were $1,556,000 for the audit of the Company’s annual financial statements for the year ended December 31, 2010, the audit of internal controls over financial reporting as of December 31, 2010, E&Y’s review of the financial statements included in the Company’s Form 10-Q’s filed with the Securities and Exchange Commission (SEC) for the first, second and third quarters of 2010 and statutory audits of various international subsidiaries. The aggregate fees billed for professional services rendered by E&Y were $1,347,050 for the audit of the Company’s annual financial statements for the year ended December 31, 2009, the audit of internal controls over financial reporting as of December 31, 2009, E&Y’s review of the financial statements included in the Company’s Form 10-Q’s filed with the SEC for the first, second and third quarters of 2009 and statutory audits of various international subsidiaries.
Audit Related Fees
The incremental fees billed for professional services rendered by E&Y for audit-related services for the year ended December 31, 2010 were $67,000. Fees included in 2010 were for services related to financial due diligence related to the acquisition of Electropar Limited. The incremental fees billed for professional services rendered by E&Y for audit-related services for the year ended December 31, 2009 were $131,600. Fees included in 2009 were for services related to financial due diligence related to the acquisition of Tyco Electronics Group S.A.
Tax Fees
The incremental fees billed for professional services rendered by E&Y for tax-related services for the year ended December 31, 2010 were $93,000. Fees included in 2010 were for tax compliance, tax consulting, tax restructuring and a transfer pricing analysis at the Company’s Spain subsidiary. The incremental fees billed for professional services rendered by E&Y for tax-related services for the year ended December 31, 2009 were $213,600. Fees included in 2009 were for an earnings and profits study, unremitted earnings study, tax compliance, tax consulting, IRS audit and exam, due diligence related to the acquisition of Tyco Electronics Group S.A., tax restructuring and a transfer pricing analysis at the Company’s Spain subsidiary.
All Other Fees
There were no incremental fees billed for professional services rendered by E&Y for all other services for the year ended December 31, 2010. The incremental fees billed for professional services rendered by E&Y for all other services for the year ended December 31, 2009 were $4,400. Fees included in 2009 were for filing the Company’s financial statements in Puerto Rico.
Communication with the Board of Directors
The Board of Directors of the Company believes that it is important for shareholders to have a process to send communications to the Board of Directors. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to:

Caroline S. Vaccariello	- or -	Michael E. Gibbons
General Counsel and Corporate Secretary		Chairman, Audit Committee
Preformed Line Products Company		1111 Superior Ave
660 Beta Drive		Suite 900
Mayfield Village, Ohio 44143		Cleveland, OH 44114
The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary and Mr. Gibbons, as applicable, will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and shareholders should not expect a response or reply to any communication.

Miscellaneous
If the enclosed proxy card is executed and returned to the Company, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of (a) a vote for the election of directors as set forth under “Election of Directors” above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees; (b) a “for,” “against” or “abstain” vote on the amended and restated LTIP, the resolution approving executive compensation and to ratify the appointment of E&Y; and (c) a “one year,” “two years,” “three years” or “abstain” vote on the frequency of executive compensation votes. When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting to elect directors as set forth under “Election of Directors” above, for the increase in the number of shares under the LTIP, for the resolution approving executive compensation, ratification of the appointment of E&Y and for a vote of three years on the frequency of executive compensation.
Director nominees who receive the greatest number of affirmative votes will be elected directors and the choice selected by the most shareholders will be deemed the shareholders’ choice on the frequency of the Company’s executive compensation advisory vote. Broker non-votes and abstaining votes will be counted as “present” for purposes of determining whether a quorum has been achieved at the meeting, but will not be counted in favor of or against any nominee. The voting standards for each of the other known matters to be considered at the meeting are set forth within the above proposals. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the shares entitled to vote and represented at the meeting in person or by proxy.
If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting.
By order of the Board of Directors,

Caroline S. Vaccariello,
Secretary
Dated: March 21, 2011

APPENDIX A
AMENDED AND RESTATED
PREFORMED LINE PRODUCTS COMPANY
LONG TERM INCENTIVE PLAN OF 2008
SECTION 1. Purpose; Definitions
The purpose of this Plan is to give the Company and its Subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees and directors and to incentivize those individuals to increase shareholder value through long-term incentives directly linked to the Company’s performance. Certain capitalized terms are defined in the first section in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
“Applicable Exchange” means The Nasdaq Stock Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
“Award” means an Option, Restricted Stock, or Other Stock-Based Award granted pursuant to the terms of this Plan.
“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise provided in an Award Agreement, (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s employment duties, (iii) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (iv) a material violation of the Company’s ethics and compliance program, or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c) regarding the authority of the Committee, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review by the members of the Committee as constituted immediately prior to the Change in Control.
“Change in Control” has the meaning set forth in Section 8(b).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section.
“Commission” means the Securities and Exchange Commission or any successor agency.
“Committee” has the meaning set forth in Section 2(a).
“Common Stock” means common share, par value $2 per share, of the Company.
“Company” means Preformed Line Products Company, an Ohio corporation, and any other entity that succeeds to that company’s rights and obligations hereunder, whether by law or by contract.
“Disability” means (i) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his usual and customary duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and likely to be continuous in nature, or (ii) if there is no such plan applicable to the Participant, “disability” as determined by the Committee. The Committee may require such medical or other evidence as it deems necessary to determine the nature and permanency of the Participant’s condition. Notwithstanding the above, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code when used with respect to an Incentive Stock Option and, if and to the extent required to avoid adverse taxation under Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company and its Subsidiary.
“Eligible Individuals” means directors, officers and employees of the Company or any of its Subsidiaries, and prospective employees who have accepted offers of employment from the Company or its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
“Fair Market Value” means, unless otherwise specified by the Committee in an Award Agreement, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by application of a reasonable valuation method by the Committee. In addition, “Fair Market Value” shall be determined in a manner consistent with exemption from Section 409A of the Code and, with respect to Incentive Stock Options, compliance with Sections 422 and 424 of the Code.
“Full-Value Award” means any Award other than an Option.
“Grant Date” means (i) the date on which the Committee selects an Eligible Individual to receive an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide.
“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
“Nonqualified Option” means any Option that is not an Incentive Stock Option.
“Option” means an Award granted under Section 5.
“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), unrestricted stock, dividend equivalents and convertible debentures.
“Outside Director” means an individual who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” with the meaning of Section 162(m) of the Code and an “independent director” or the like under the Applicable Exchange’s rules or, in each case, any successor terms or definitions.
“Participant” means an Eligible Individual to whom an Award is or has been granted; where the context requires, “Participant” shall be deemed to include such Eligible Individual’s guardian, legal representative or permissible transferee.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, Performance Goals shall be based on the attainment of specified levels of one or more of the following measures: overall sales growth, market share, return on net assets, economic value added, shareholder value added, expense ratio, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), cost control, evaluation of individual performance towards achieving goals, gross profit, operating profit, cash generation, stock price, core non-interest income, or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.
“Plan” means this Preformed Line Products Company Long term incentive Plan of 2008, as set forth herein and as may be amended from time to time hereafter.
“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 9.
“Restricted Stock” means an Award granted under Section 6.
“Retirement” means the Participant’s Termination of Employment, under circumstances that the Committee determines, in its sole discretion, are consistent with a retirement, after the earlier of: (i) attainment of age 65; and (ii) attainment of age 50 with at least 15 years of service.
“Section 162(m) Exemption” means the performance-based compensation exemption from the limitation on deductibility imposed by Section 162(m) of the Code described in Section 162(m)(4)(C) of the Code.
“Share” means a share of Common Stock.
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company; provided, however, that where “Subsidiary” is used with respect to Incentive Stock Options, the term shall be limited to a subsidiary corporation within the meaning of Section 424(f) of the Code.
“Term” means the maximum period during which an Option may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary, short -term absences from the workplace because of illness or vacation, leaves of absence which are approved by the Committee and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment.

SECTION 2. Administration
(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not fewer than three Outside Directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 9, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the discretionary authority:
(i) to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Restricted Stock, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v) subject to Section 10, to modify, amend or adjust the terms and conditions of any Award;
(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(vii) to interpret the terms and provisions of the Plan, Awards and any related documents;
(viii) subject to Section 10, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(ix) to decide all other matters that must be determined in connection with an Award; and
(x) to otherwise administer the Plan.
(b) Procedures.
(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 9, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii) Subject to Section 9(c), any authority granted to the Committee not required to be exercised exclusively by the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c) Discretion of Committee. Except as otherwise provided with respect to the determination of “Cause,” any determination made by the Committee or by an appropriately designated member or officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately designated member or officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d) Cancellation or Suspension. Subject to Section 5(b), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more senior managers or committee of senior managers to whom the authority to make such determination is delegated by the Committee.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the signing of the Award Agreement by the Company and/or the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended subject to Section 10.
SECTION 3. Common Stock Subject to Plan
(a) Plan Maximums. The maximum number of Shares subject to Awards of any type under the Plan shall be 900,000. The maximum number of Shares subject to Full-Value Awards shall be 800,000, regardless of whether such Awards are thereafter canceled, forfeited or terminated. The maximum number of Shares subject to Options (whether Incentive Stock Options or Nonqualified Options) shall be 100,000 Shares. The maximum number of Shares subject to Awards that may be granted in any calendar year shall be 150,000, regardless of whether such Awards are thereafter canceled, forfeited or terminated. Shares subject to an Award under the Plan may be treasury and authorized and unissued Shares.
(b) Individual Limits. No Participant may be granted Awards covering in excess of 400,000 Shares during any calendar year, regardless of whether such Awards are thereafter canceled, forfeited or terminated.
(c) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or consistent with exemption from, the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment is not inconsistent with favorable tax treatment under Section 162(m) of the Code.

(d) Section 409A. Notwithstanding anything in this Plan to the contrary, any adjustments made pursuant to Section 3(d) shall be made: (i) in compliance with, or in a manner consistent with exemption from, Section 409A of the Code; and (ii) with respect to Options, in a manner consistent with the relevant rules under Section 424 of the Code.
SECTION 4. Eligibility
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries.
SECTION 5. Options
(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate if an Option is intended to be an Incentive Stock Option.
(b) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Option granted under this Plan be amended, other than pursuant to Section 3(d) and (e), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
(c) Term. The Term of each Option shall be fixed by the Committee, but shall not exceed ten years from the applicable Grant Date.
(d) Vesting and Exercisability. Except as otherwise provided herein, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the vesting schedule of an Option provide that such Option fully vest prior to the first anniversary of the applicable Grant Date (other than in the case of death or Disability).
(e) Method of Exercise. Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company, specifying the number of Shares as to which the Option is being exercised, and which contains a representation that such Shares are not being acquired with a view toward resale or distribution and will not be sold or otherwise transferred except in compliance with applicable law. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument or method as the Company may accept. If approved by the Committee, payment of the exercise price, in full or in part, may also be made as follows:
(i) Payments made be made in the form of previously acquired unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (with their value based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) To the extent permitted by applicable law and the Committee, payments may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law including, without limitation, the Sarbanes-Oxley Act of 2004, and consistent with avoiding adverse taxation under Code Section 409A, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.
(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the Option is exercised) equal: (A) the exercise price, multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.
(f) Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld, to the extent necessary. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 12(a), and (iii) has paid in full for such Shares.
(g) Nontransferability of Options. No Option shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Subject to the terms of the Plan, any Option shall be exercisable only by the applicable Participant or his or her guardian or legal representative, or any person to whom such Option is permissibly transferred pursuant to this Section 5(g);
(h) Termination of Employment. A Participant’s Options shall be forfeited in their entirety upon his or her Termination of Employment, except as set forth below:
(i) Upon a Participant’s Termination of Employment for any reason other than death, Disability or Retirement, any Option held by the Participant that was exercisable immediately before the Termination of Employment may be exercised the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof;
(ii) Upon a Participant’s death, any Option held by the Participant shall vest and be exercisable the earlier of (A) the first anniversary of the date of death and (B) the last day of the Term thereof;
(iii) Upon a Participant’s Termination of Employment by reason of Disability, any Option held by the Participant shall vest and be exercisable the earlier of (A) the first anniversary of the date of Disability and (B) the last day of the Term thereof; and
(iv) Upon a Participant’s Termination of Employment due to Retirement, any Incentive Stock Option held by the Participant shall vest and be exercisable the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof, and any Nonqualified Option held by the Participant shall vest and be exercisable until the earlier of (A) the fifth anniversary of such Termination of Employment and (B) the last day of the Term thereof.

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to establish different rules concerning the consequences of a Termination of Employment, in an applicable Award Agreement.
(i) Special Rules for Incentive Stock Options. Notwithstanding anything in this Plan to the contrary, Incentive Stock Options shall be subject to the following rules:
(i) No Participant may be granted an Incentive Stock Option if, at the time of the Award, he or she owns (after application of the rules in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary unless: (A) the exercise price is at least 110% of the Fair Market Value of the underlying Shares as of the Grant Date; and (B) the Incentive Stock Option is not exercisable on or after the fifth anniversary of the Grant Date.
(ii) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or any Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value exceeds $100,000, such number of Incentive Stock Options with an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as Nonqualified Options.
(iii) Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. A Termination of Employment shall not occur unless and until an employee ceases employment with the Company and all Subsidiaries.
(iv) The foregoing provisions are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any Incentive Stock Option which fails to comply with Section 422 of the Code is automatically treated as a Nonqualified Option appropriately granted under this Plan provided that it otherwise meets the Plan’s requirements for Nonqualified Options.
SECTION 6. Restricted Stock
(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, subject to stated restrictions on transferability and subject to forfeiture, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (or such other form as the Committee may prescribe):
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Preformed Line Products Company Long term incentive Plan of 2008 and a related Award Agreement. Copies of such Plan and Agreement are on file at the offices of Preformed Line Products Company, 660 Beta Drive, Mayfield Village, Ohio 44143.”
The Committee may require that the certificates evidencing such Shares be held in escrow by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered one or more stock powers, endorsed in blank and in such form as the Committee may prescribe, relating to the Common Stock covered by such Award.
(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i) The Committee shall, prior to or at the time of grant, condition the vesting of an Award of Restricted Stock upon: (A) the continued service of the applicable Participant for a prescribed period or periods, (B) attainment of Performance Goals or (C) both. If the Committee conditions the vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each grantee or from Award to Award.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock (and any purported sale, assignment, transfer, pledge or encumbrance shall be null and void). Awards of Restricted Stock shall require at least three years of continuous service following the applicable Grant Date, provided that a one-year service period following the Grant Date is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Award may vest incrementally throughout a Restriction Period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements and provided, further, that the Committee may accelerate the vesting and lapse of restrictions with respect to any schedule Restricted Stock Awards as permitted under this Plan or the relevant Award Agreement.
(iii) Except as provided in this Section 6 and the applicable Award Agreement, and except to the extent necessary to maintain a Section 162(m) Exemption, the applicable Participant shall have, with respect to Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise to avoid adverse taxation under Section 409A of the Code, and subject to Section 12(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be reinvested in additional Restricted Stock and held subject to the same vesting requirements applicable to the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid and held subject to the same vesting requirements applicable to the underlying Restricted Stock.
(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates (i.e., bearing only those legends which may appear on Common Stock certificates) for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
SECTION 7. Other Stock-Based Awards
Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation which has become due and payable to the Participant in the then-current fiscal year of the Company. Subject to the terms of the Plan, any Other Stock-Based Award that is a Full-Value Award shall be subject to a vesting schedule during the Restriction Period requiring at least three years of continuous service following the applicable Grant Date, provided that a one-year service period following the applicable Grant Date is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Other Stock-Based Award that is a Full-Value Award may vest incrementally throughout a Restriction Period, provided, further, that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted subject to a one-year service period following the applicable Grant Date regardless of whether vesting is conditioned upon the achievement of Performance Goals.

SECTION 8. Change in Control Provisions
(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined below), except to the extent the Committee specifically provides otherwise in an Award Agreement, and except as provided in Section 3(d) and in Section 8(d), immediately upon the occurrence of a Change in Control:
(i) any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested;
(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become fully vested and transferable;
(iii) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate provided that such adjustments and settlements are consistent with the Plan’s purposes and avoidance of adverse taxation under Section 409A of the Code.
(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean any of the following events:
(i) during any period of two consecutive years, individuals who, at the beginning or such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;
(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) by a transfer from a family member or from a trust for the benefit of a family member; (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (ii); or resulting, directly or indirectly, from the sale or sales by members of the family of Barbara P. Ruhlman, including, but not limited to, the lineal descendants of Thomas F. Peterson and their spouses and trusts for the benefit of any of the foregoing, with the prior consent of the Company’s Board of Directors;
(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
(c) Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Employment of a Participant during the 24-month period following a Change in Control, for any reason other than Cause, any Option held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until the later of (i) the last date on which such Option would be exercisable in the absence of this Section 8(c) and (ii) the earlier of (A) the third anniversary of such Change in Control and (B) expiration of the Term of such Option. For purposes of this Section 9(c), the term “Option” shall include stock options that are substituted for options granted under Section 5.
(d) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code as determined by the Committee in its sole discretion, this Section 8 shall be applicable only in a manner and to the extent the Committee determines that its application would not trigger adverse tax consequences under Section 409A of the Code.
SECTION 9. Qualified Performance-Based Awards; Performance-Based Awards; Section 16(b); Section 409A
(a) The provisions of this Plan are intended to ensure that all Awards granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Award is expected to be deductible to the Company intended to qualify for the Section 162(m) Exemption so qualify, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, the requirement that all such Awards be granted by a committee composed solely of Outside Directors) unless and until the Committee expresses a different intention. When granting any Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption; and the terms and administration of any such Award (and of the grant thereof) shall be consistent with such designation. By the earliest of: (A) 90 days after the commencement of a Performance Period, (B) the expiration of 25% of the Performance Period and (C) the time that the outcome is no longer substantially uncertain, the Committee will establish the Performance Goals for the Performance Period.

(b) Each Qualified Performance-Based Award shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may impose. To the extent the Committee determines it is consistent with any applicable Qualified Performance-Based Award status, if a Participant experiences a Termination of Employment by reason of his or her death, Disability or Retirement, the Committee in its discretion may determine, notwithstanding any vesting requirements or restrictions hereunder, that the Participant (or the heir, legatee or legal representative of the Participant’s estate) will receive a distribution of a portion of the Participant’s then-outstanding Awards in an amount which is not more than an amount which would have been earned by the Participant if 100% of the Performance Goals for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Qualified Performance-Based Awards, distribution shall not be made prior to attainment of the relevant Performance Goals.
(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.
(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (as opposed to being exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to Section 16(b).
(e) It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and administered accordingly.
SECTION 10. Term, Amendment and Termination
(a) Effectiveness. The Plan was approved by the Board on February 19, 2008, subject to and contingent upon approval by the shareholders of the Company. The Plan will become effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).
(b) Termination. The Plan will terminate on the date immediately preceding the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely affect the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable rules of law or to avoid adverse taxation, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent such approval is required (1) by applicable law or the listing standards of the Applicable Exchange as in effect as of the date hereof or (2) under applicable law or the listing standards of the Applicable Exchange as may be required after the date hereof, (b) to the extent such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent such amendment would materially modify the requirements for participation in the Plan or (e) that would accelerate the vesting of any Restricted Stock under the Plan, except as otherwise permitted under the Plan.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially and adversely affect the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with or avoid penalties under applicable law, stock exchange rules or accounting rules.
SECTION 11. Unfunded Status of Plan
It is presently intended that the Plan constitute an “unfunded” plan under the Code. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding the foregoing, no trust or other funding which shall be transferred or located outside of the United States if the assets would be treated as property transferred in connection with the performance of services for purposes of Section 83 of the Code.
SECTION 12. General Provisions
(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, determine to be necessary or advisable.
(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees, directors or consultants.
(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee or service of any independent contractor at any time.
(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after his or her death, may be exercised.
(f) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, enlist the assistance of such Subsidiary with the administration of such Award pursuant to the provisions of the Plan.
(g) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with federal law and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(h) Non-Transferability. Except as otherwise provided in Section 5(g) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(i) Foreign Employees and Foreign Law Considerations. Notwithstanding anything in this Plan to the contrary, the Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(j) Earnings. Subject to the provisions of this Plan and any applicable Award Agreement, and only to the extent consistent with avoiding adverse tax consequences under Code Section 409A, the recipient of an Award may, if so determined by the Committee, be entitled to receive interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

PREFORMED LINE PRODUCTS COMPANY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Robert G. Ruhlman, Eric R. Graef and Caroline S. Vaccariello, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Preformed Line Products Company to be held at 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 25, 2011, at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Preformed Line Products Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present as directed on the reverse.

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2011, is hereby acknowledged.

Dated ________________________________, 2011

Signature(s)

(Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)

PREFORMED LINE PRODUCTS COMPANY
PROXY
The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in Item 1, FOR the proposals in Item 2, Item 3 and Item 5, and EVERY THREE YEARS for the proposal in Item 4.
1.
                     FOR, or                      WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the 2012 annual meeting of the shareholders and until his successor has been duly elected and qualified: Richard G. Gascoigne, Barbara P. Ruhlman and Robert G. Ruhlman.

(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

2.	FOR, AGAINST, or ABSTAIN for the amended and restated Long Term Incentive Plan of 2008.

3.	FOR, AGAINST, or ABSTAIN for the resolution approving executive compensation.

4.	3 YEARS, 2 YEARS, 1 YEAR, or ABSTAIN for the frequency as to how often to hold a non-binding vote on executive compensation.

5.	FOR, AGAINST, or ABSTAIN for approval of the appointment of Ernst & Young LLP.

6.	On such other business as may properly come before the meeting.